Exhibit 1.1


                             UNITED MORTGAGE TRUST
                    A MARYLAND REAL ESTATE INVESTMENT TRUST
                        SELLING GROUP MANAGER AGREEMENT


                                                 _______________________, 1996

First Financial United Investments, Ltd.
16801 Greenspoint Park Drive, Suite 155
Houston, Texas  77060

Gentlemen:

        United Mortgage Trust, a Maryland real estate investment trust (the "Company"), of which the Advisor (the "Advisor") is Mortgage Trust Advisors, Inc., a Texas corporation, has been organized to invest in mortgage investments. The Company will invest primarily in first lien mortgages, most if not all of which will not be guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or insured by FHA. Unless otherwise stated herein, defined terms are used herein as defined in the Prospectus (as hereinafter defined), included in the Registration Statement (as hereinafter defined), filed with the Securities and Exchange Commission (the "Commission").

        This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a best commercially reasonable efforts basis, and the Company will sell, 2,500,000 shares of a beneficial interest (the "Shares") in the Company, priced at $20 per share.

        1.   Representations and Warranties of the Company.

        1.1. Registration Statement. The Company has filed with the Commission a registration statement on Form S-11 (File No. 333-10109), including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act") and has filed such amendments of such registration statement and such amended preliminary prospectuses as may have been required to the date hereof. Such registration statement, as amended, and the prospectus on file with the Commission at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus", except that if the registration statement is amended by a post-effective amendment, from and after the date of effectiveness of such post-effective amendment, the term "Registration Statement" shall refer to the Registration Statement as so amended, and if a prospectus or prospectus supplement is filed or transmitted for filing pursuant to Rule 424(b) of the Rules and Regulations of the Commission under the Securities Act (the "Regulations"), the term "Prospectus" shall refer to the prospectus filed or transmitted for filing pursuant to Rule 424(b) of the Regulations from and after the date on which it shall have been so filed or transmitted to the Commission for filing or to the Prospectus as supplemented, if supplemented pursuant to Rule 424(c) of the Regulations, from and after the date on which such supplement shall have been so filed or transmitted to the Commission for filing.

        1.2. Organization; Qualification. The Company has been duly formed and is validly existing as a real estate investment trust pursuant to its Declaration of Trust under the laws of the State of Maryland with full power and authority to own its property and to conduct its business as described in the Prospectus. The Company is or will be duly qualified under the laws of each other jurisdiction, if



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any, in which the conduct of its business or ownership of its assets requires such action, except where the failure to be so qualified will not have a material adverse effect on the business of the Company.

        1.3 Lack of Subsidiaries. The Company does not have any interest in any corporation, partnership or other entity that would constitute a "significant subsidiary" as defined in the regulations promulgated under the Securities Act.

        1.4. Validity of Declaration of Trust; Shares. The Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") has been duly and validly authorized, executed and delivered by or on behalf of each of the Trustees, and constitutes the valid, binding and enforceable agreement of each of them. The Company has an authorized capitalization of 100,000,000 Shares, par value $.01 per Share. The Declaration of Trust provides for the issuance and sale of the Shares; all action required to be taken by the Company and the Trustees as a condition to the offering or sale of the Shares has been, or prior to the Initial Closing (as hereinafter defined), if any, will have been, taken; and upon recordation of the holders of the Shares on the books of the Company in accordance with the Declaration of Trust, the purchasers will be entitled to the interest and rights specifically set forth in the Declaration of Trust and will be entitled to direct any voting of such Shares all as provided in the Declaration of Trust. On each Closing Date (as hereinafter defined) the Shares will conform to all statements with respect to the descriptions thereof contained in the Prospectus. At each Closing Date, the Shares sold at such Closing will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable by or on behalf of the Company. The Company does not have and, at each Closing Date will not have, any options to purchase Shares or securities that are convertible into Shares or any rights to subscribe for Shares other than as described in the Registration Statement. No person has any preemptive rights with respect to the Shares.

        1.5. Compliance with Securities Act. At the time the Registration Statement is declared effective by the Commission (the "Effective Date") and at each Closing Date, the Registration Statement and the Prospectus and any supplemental sales material will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations, will comply with the provisions of the Securities Act and the Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1.5. shall not apply to statements in or omissions from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus. Every contract or other document required by the Securities Act or the Regulations to be filed as an exhibit to the Registration statement has been so filed.

        1.6. Tax Status. The Company intends to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986 (the "Code") and to make an election to be treated as such. Within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable that could become a lien on the Company's assets.

        1.7. Litigation. There is not pending, threatened, or to the knowledge of the Company, contemplated, any action, suit or proceeding before or by any court or any Federal, state or local governmental authority or agent to which the Company is or may be a party, or to which its properties or assets is or may be subject, or which is not described in the Prospectus, and which might result in any

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material adverse change in the condition (financial or otherwise), business or prospects of the Company or might materially and adversely affect any of its properties or assets.

        1.8. Financial Statements. The financial statements of the Company filed as part of the Registration Statement and included in the Prospectus fairly present the financial position of the Company at the date indicated. Such financial statements comply as to form in all material respects with the requirements of the Securities Act and the Regulations and has been prepared in conformity with generally accepted accounting principles. The accountants who expressed an opinion on the financial statements filed as part of the Registration Statement with the Commission are, with respect to the Company, independent public accountants as required by the Securities Act and the Regulations.

        1.9. Description of the Company. The condition (financial or otherwise) of the Company, the business of the Company and the terms and provisions of the Declaration of Trust conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

        1.10. Validity of Selling Group Manager Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid, binding and enforceable agreement of the Company.

        1.11. Authorized Transaction. The Company is not in default under its Declaration of Trust or bylaws or any material obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, evidence of indebtedness, note, lease, franchise, license, permit or other agreement, instrument, judgment, decree or order to which it is a party, by which it is bound or to which it or any of its properties or assets is subject; and there exists no condition which, at the Closing Date, either by itself or upon notice of passage of time, or both, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or acceleration of any indebtedness. The Company will take steps necessary to comply with all applicable laws and obtain any and all necessary regulatory and other approvals in connection with the offer and sale of the Shares, and in connection with the conduct of operations by the Company as described in the Prospectus. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, including the offer and sale of the Shares, will constitute a breach of, or default under, any instrument or agreement to which the Company is a party or by which it or any material portion of its assets are bound or under any order, rule or regulation issued by any court or governmental body or administrative agency having jurisdiction over the Company. Neither the nature of the Company or its business or properties, nor any relationship between the Company and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of the Shares is such as to require on behalf of the Company any consent, approval or other action by governmental body (other than filings required by the Securities Act and applicable state securities laws) in connection with the execution and delivery of this Agreement, or the transactions contemplated herein or in the Prospectus, other than filings which have been made or consents which have been obtained or which are not required to be made or obtained until after the Closing Date.

        1.12. Property. The Company has good and marketable title to or valid and binding leasehold interests in, all properties and assets described in the Prospectus as being owned or leased by the Company which are material to its business, free and clear of all liens (including liens arising under federal and state environmental codes and regulations), charges, mortgages, pledges, encumbrances or restrictions, security interests, title defects or defaults of any kind except those reflected in the Prospectus

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and those which do not materially affect the value of such properties and assets and do not interfere with the use made and proposed to be made of such properties and assets.

        1.13. Insider Transactions. Except as described in the Prospectus and excluding payments of salaries to employees in the ordinary course of business, no current or former shareholder, director, officer or key employee of the Company or any "Associate" (as defined in Rule 405 promulgated under the Securities Act) of any such person, is presently, directly or indirectly through his affiliation with any other person or entity, a party to any material transaction with the Company providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person. In addition, except as described in the Prospectus, there are no outstanding loans or advances, other than ordinary travel and expense advances, or guarantees of indebtedness by the Company to or for the benefit of any officer, director, shareholder or affiliate (as defined in Rule 405) of the Company, or any member of the families of such, and there are no material transactions between or among the Company or any of its officers, directors, shareholders or affiliates of a type or character required to be described in Item 404 of Regulation S-K promulgated under the Securities Act which are not described in the Prospectus.

        1.14. Securities Violations and Litigation; Bankruptcy. Neither the Company, any affiliate of the Company, or any officer, director, beneficial owner of 10% or more of any class of equity securities of the Company:

               (a) has filed a registration statement which is the subject of a currently effective registration stop order entered pursuant to any state's securities laws within five (5) years prior to the date of this Agreement;

               (b) has been convicted within five (5) years prior to the date of this Agreement of any felony or misdemeanor in connection with the offer, purchase or sale of any security, or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

               (c) is currently subject to any self-regulatory, federal or state administrative enforcement complaint, investigation, preliminary or permanent restraining order or judgment entered by any self-regulatory, federal or state securities administrator within five
        (5) years prior to the date of this Agreement, or is subject to any self-regulatory, federal or state's administrative enforcement complaint, investigation, preliminary or permanent restraining order or judgment entered within five (5) years prior to the date of this Agreement in which fraud or deceit, including, but not limited to, making untrue statements of material facts and/or omitting to state material facts, was found;

               (d) is subject to any state's administrative enforcement order or judgment which revokes, denies or prohibits utilization by the Company of any exemption from registration in connection with the offer, purchase or sale of securities; or

               (e) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the

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        purchase or sale of any security or involving the making of any false filing with any jurisdiction, entered within five (5) years prior to the date of this Agreement; and

        The is not nor has there ever been any litigation or governmental proceeding against the Company involving a charge of fraud or deceit, violation of state or federal securities laws, or any similar charge. Further, the Company has not filed any form of bankruptcy proceeding, nor does the Company contemplate filing any form of bankruptcy proceeding or have any knowledge with respect to any contemplated or threatened filing of an involuntary bankruptcy proceeding.

        1.15. Insurance. The Company maintains insurance of the types and in the amounts which is reasonable and customary for its business, including, but not limited to, general liability insurance and insurance covering all material real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

        1.16. Proceeds. The net proceeds derived from the sale of Securities will be used in the manner described in the Prospectus subject to the qualifications set forth therein.

        1.17. Changes, etc. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the
Prospectus: (a) there has not been any material adverse change in the condition (financial or otherwise) of the Company, or to any properties or assets of the Company or to the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (b) there has not been any material transaction entered into by the Company whether or not relating to any properties or assets of the Company, or to the knowledge of the Company other than in the ordinary course of business; (c) there has not been any increase in the indebtedness or borrowings of or any change in the capitalization of the Company; and (d) the Company has not issued or sold any Shares or any right or option to acquire any such interest other than at a Closing pursuant to this Agreement (other than the 10,000 Shares purchased by the Advisor prior to the commencement of the offering).

        1.18. Investment Company Act. The Company is not an investment company as that term is defined in the Investment Company Act of 1940, as amended.

        1.19. Receipt of Commissions and Fees. Neither the Company nor any affiliate thereof has received or is entitled to receive, directly or indirectly, any compensation or other benefit including, but not limited to, any real estate commission, finder's fee, acquisition fee, selection fee, nonrecurring management fee or other fee relating to the investments of the Company, except as described in the Prospectus.

        1.20. Payment of Commissions and Fees. Neither the Company nor any affiliate thereof has paid or awarded, nor will the Company or any affiliate thereof pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Shares as an inducement to advise the purchase of Shares, except as such commissions or other compensation may be paid or awarded by you or by Selected Dealers in connection with the sale of Shares as described in the Prospectus.


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        1.21. Government Consents. Except as set forth in the Registration
Statement and the Prospectus, no authorization, approval or consent of any court or Federal, state or local governmental authority or agency is necessary on the part of the Company in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the issuance and sale of the Shares, except such as may be required (i) by the National Association of Securities Dealers, Inc. (the "NASD"), (ii) under the Securities Act or (iii) under the "blue sky" or securities laws of the jurisdictions referred to in Section 3.1.3, which in each case have been obtained or will be obtained when required. With respect to any authorization, approval or consent which has not yet been obtained, the Company does not have any reason to believe that such authorization, approval or consent will not be obtained when required.

        1.22. Tax Benefit. The Prospectus does not contain any statement with respect to the availability of any credit, allowance of any deduction, the exclusion of income or the securing of any other federal income tax benefit which the Company knows or has reason to know is incorrect in any material respect.

        2.   Sales of Shares.

        2.1. Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell, the Initial Shares and, on the basis of the representations and warranties and subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best commercially reasonable efforts as agent to offer for sale for the account of the Company, the Initial Shares at the public offering price of $20 per share, payable upon such terms and in such amounts as are described in the Prospectus. Subject to Section 3.2.3 hereof, you are also authorized to associate yourself with any securities broker or dealer for the sale of the Initial Shares (the "Selected Dealers") pursuant to the terms of this Agreement and a soliciting dealer agreement (the "Selected Dealer Agreement") in a form satisfactory to the Company, which consent shall not be unreasonably withheld. Except for the Shares distributed to the Advisor pursuant to the Advisory Agreement, during the period (the "Offering Period") from the Effective Date through the Termination Date (as hereinafter defined) the Company will not sell or agree to sell Shares other than through you as herein provided. Nothing in this Agreement shall prevent you from entering into any agency agreement, underwriting agreement or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person; including securities similar to, or competing with, the Shares.

        2.2. Minimum Offering; Termination Date. All sales of Shares will be conditioned on the receipt and acceptance, within one year from the date of the Prospectus, of purchases of an aggregate minimum of 125,000 Shares by a minimum of 100 investors independent of the Company and of each other (the "Minimum Offering"). The Offering will commence on or about the Effective Date or such later date as the Company and you shall agree. Subject to the provisions of Section 8, the Offering will continue until the date (the "Termination Date") which is the earlier of (i) the date which is one year from the Effective Date if the Minimum Offering has not been sold at that date, (ii) the date to which the offering is extended if the Minimum Offering has been sold by the date which is one year from the Effective Date and the Company elects to extend the offering from time to time to a date not later than 24 months after the Effective Date (subject to requalification in any State in which it is necessary) or (iii) the effective date of termination of this Agreement pursuant to Section 8 hereof; provided, however, that the Offering may be terminated by the Company at any time for any reason whatsoever.

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        2.3. Subscription for Shares. Each person desiring to purchase Shares shall be required to provide an Subscription Agreement and make payment for the Shares as described in the Prospectus and below. The Company, upon receipt of a copy of the Subscription Agreement and such other documents as it may deem necessary or desirable, shall inform such person within 10 days whether it wishes to accept the proposed purchaser, it being understood that the Company reserves the right to reject any proposed purchaser.

        Payment for subscriptions may be made by an investor by delivery of a check made payable to "Texas Commerce Bank Escrow," or by a wire transfer of funds into the escrow account maintained by the Escrow Agent. Each investor must subscribe for not less than the minimum subscription of 250 Shares (50 Shares (for IRA's and Keogh plans).

        You will maintain a cumulative list of all investors, denoting thereon the name and mailing address of each investor, the number of Shares subscribed for by each investor, the amount of any volume discounts applicable to that investor and the amount and date of receipt by the Escrow Agent (as defined in Section 2.4 below) of the deposit of each investor.

        2.4. Escrow Agent. Upon receipt of any checks for the purchase price for the Shares, pursuant to Section 2.3 above, you shall deposit the same in a segregated interest-bearing escrow account (the "Escrow Account") with Texas Commerce Bank National Association or such other agent as shall be designated by you and the Company (the "Escrow Agent") pursuant to the escrow agreement substantially in the form filed as an exhibit to the Registration Statement (the "Escrow Agreement"). All such amounts shall be held in the Escrow Account pursuant to the terms of the Escrow Agreement and in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934. In the event that the Minimum Offering is not achieved on or before the Termination Date, all Escrow Agent fees and expenses shall be paid by the Company and all cleared funds then held in the Escrow Account (including accrued interest) shall be promptly returned to the respective purchasers as provided in the Escrow Agreement. Each such deposit shall be accompanied by a properly completed and executed Subscription Agreement (as set forth in the Prospectus), along with a statement setting forth the name, address and social security or taxpayer identification number of each investor whose payment is then being deposited, the amount received from each such investor, any volume discount given to that investor and the number of Shares which each such investor has agreed to purchase. You represent that you will communicate sales data to the Escrow Agent on a daily basis.

        2.5. Initial Closing Date. Upon the receipt of purchases of Shares representing at least the Minimum Offering, and if the conditions set forth herein have been satisfied or waived, you and the Company shall determine the date (the "Initial Closing Date"), time and place at which the initial closing of the sale of Shares shall occur and provide the Escrow Agent with at least two business days advance notice of the Initial Closing Date. On the Initial Closing Date the Escrow Agent will notify you and the Company of: (i) the amount received for subscriptions for Shares that was on deposit in the Escrow Account for at least three business days prior to the Initial Closing Date (the "Initial Subscription Proceeds"), (ii) any volume discounts applicable to those Initial Subscription Proceeds, (iii) the amount of accrued interest on the Initial Subscription Proceeds, and (iv) any then unpaid escrow fees and expenses. On the Initial Closing Date, the Escrow Agent shall: (x) deliver to you by wire transfer in immediately available funds, as payment of the amounts owed to you pursuant to Sections 2.7 (a) and (b), an amount equal to ten and one half percent (10.5%) of the Initial Subscription Proceeds grossed up for any applicable volume discounts, minus the amount of any volume discounts applicable to those Initial Subscription Proceeds and (y) deliver to the Company by wire transfer in immediately available funds

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an amount equal to the balance of the Initial Subscription Proceeds minus any then unpaid escrow fees and expenses. The Escrow Agent will be directed to distribute the aggregate accrued interest on the funds held in the Escrow Account to the purchasers of the Shares, on a pro rata basis, calculated based on the number of days each purchaser's cleared funds are held in escrow, without reduction for any fees and reimbursements to be paid to the Escrow Agent and subject to the applicable withholding provisions of the Internal Revenue Code. You will, upon your receipt from the Escrow Agent of funds pursuant to this Section 2.5, deliver (or cause to be delivered) to the Selected Dealers, by wire transfer in immediately available funds, an amount equal to the selling commissions payable to them.

        2.6. Additional Closing Date. If, after the Initial Closing Date and on or before the Termination Date, proceeds are received for additional sales of Shares, and if the conditions set forth herein have been satisfied or waived, you and the Company shall determine the date ("Additional Closing Date"), time and place at which each additional closing of the sale of Shares shall occur and provide the Escrow Agent with at least two business days advance notice of each Additional Closing Date (the Initial Closing Date and each Additional Closing Dates are herein referred to each as a "Closing Date"). On each Additional Closing Date the Escrow Agent will notify you and the Company of: (i) the amount received for subscriptions for Shares that was on deposit in the Escrow Account for at least three business days prior to the Additional Closing Date (the "Additional Subscription Proceeds"), (ii) any volume discounts applicable to those Additional Subscription Proceeds, (iii) the amount of accrued interest on the Additional Subscription Proceeds, and
(iv) any then unpaid escrow fees and expenses. On each Additional Closing Date, the Escrow Agent shall: (x) deliver to you by wire transfer in immediately available funds, as payment of the amounts owed to you pursuant to Sections 27.(a) and (b), an amount equal to ten and one half percent (10.5%) of the Additional Subscription Proceeds grossed up for any applicable volume discounts, minus any volume discounts applicable to those Additional Subscription Proceeds; and (y) deliver to the Company by wire transfer in immediately available funds an amount equal to the balance of the Additional Subscription Proceeds minus any then unpaid escrow fees and expenses. The Escrow Agent will be directed to distribute the aggregate accrued interest on the funds held in the Escrow Account to the purchasers of the Shares, on a pro rata basis, calculated based on the number of days each purchaser's cleared funds are held in escrow, without reduction for any fees and reimbursements to be paid to the Escrow Agent and subject to the applicable withholding provisions of the Internal Revenue Code. You will, upon your receipt from the Escrow Agent of funds pursuant to this Section 2.6, deliver (or cause to be delivered) to the Selected Dealers, by wire transfer in immediately available funds, an amount equal to the selling commissions payable to them.

        2.7. Selling Commissions and Other Compensation. In consideration for your execution of this Agreement and for the performance of your obligations hereunder:

               (a) The Company agrees to pay you a selling commission (the "Selling Commission") equal to 10% of the Gross Offering Proceeds (subject to any volume discounts) from the sale of Shares made by you and each Selected Dealer. The Gross Offering Proceeds will be equal to the sum of the Initial Subscription Proceeds and all Additional Subscription Proceeds grossed up for any applicable volume discounts. You may, in your sole discretion, provide volume discounts of up to 2% to any bank, trust company, savings institution, insurance company, securities dealer, investment company or business development company as defined in the Investment Company Act of 1940, or a pension or profit sharing trust with assets of at least $5,000,000 ("Institutional Investors") who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to you but will not change

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        the net offering proceeds to the Company. The Selling Commissions will be paid as provided in Sections 2.5 and 2.6.

               (b) The Company agrees to pay you, a due diligence expense allowance of 0.5% of the Gross Offering Proceeds from the sale of Shares by you and such Selected Dealers. The due diligence expense allowance will be paid as provided in Sections 2.5 and 2.6.

               (c) At each Closing Date, you shall be entitled to purchase Shares equal to 0.5% of all Shares sold (12,500 Shares if all Shares offered are sold) (the "SGM Shares") for a purchase price of $.01 per Share.

               (d) You shall have the right to associate yourself with Selected Dealers, all of whom will be members of the National Association of Securities Dealers, Inc. ("NASD") to participate in selling the shares and you shall have the right to reallow all or any portion of the Selling Commission and SGM Shares to such Selected Dealers.

        2.8. Finder's Fees. Except as set forth in the Prospectus, none of you, the Company or the Advisor, or any affiliate thereof, shall pay or award any finder's fee, commission or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of Shares or for any other purpose.

        2.9. Effect of Misstatements or Omissions. Notwithstanding anything contained in this Agreement to the contrary, you shall not, in your sole discretion, be required to hold a Closing on any Closing Date if at any time during the period between the immediately preceding Closing Date (or the Effective Date if there has not been a Closing) and such Closing Date, the Registration Statement or the Prospectus contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, including, without limitation, any such untrue statement or omission subsequently cured by an amendment to the Registration Statement or a supplement to the Prospectus. In that event, upon your request, the Company will instruct the Escrow Agent to deliver all funds then remaining in the Escrow Account and all interest earned thereon to the investors who provided those funds.

        3.     Covenants.

        3.1.   The Company.  The Company further covenants with you as follows:

               3.1.1. Notices. The Company immediately will notify you, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) when any Prospectus is filed with the Commission or mailed to the Commission for filing pursuant to Rule 424(b) of the Regulations or any prospectus supplement is filed with the Commission or transmitted to the Commission for filing pursuant to Rule 424(c) of the Regulations, (iii) of the issuance by the Commission of any stop order or of the initiation or threatening of any proceeding for that purpose, (iv) of the receipt of comments from the Commission with respect to the Registration Statement or of any request, written or oral, by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto and (v) of any fact which would make inaccurate any representation or warranty by the Company or of any change in facts on which your obligation to perform under this Agreement is dependent. If the

Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

               3.1.2. Delivery of Registration Statements, Prospectuses, etc. The Company will deliver to you, without expense to you, at such locations as you shall request, (1) as soon as practicable, three signed copies of the Registration Statement and all amendments thereto, including exhibits and (ii) as soon as any Prospectus is filed with the Commission or is transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations, or any supplement to the Prospectus is filed with the Commission or is transmitted for filing pursuant to Rule 424(C) of the Regulations, such number of copies of the Prospectus and supplements and amendments thereto, if any, as you may reasonably request.

               3.1.3. Blue Sky Qualification. The Company, in good faith, in cooperation with you will use its best efforts to qualify the Shares, or to establish an exemption of the Shares from qualification, at or prior to the time the Registration Statement becomes effective or as soon thereafter as possible, for offering and sale under the "blue sky" or securities laws of California, Florida, Illinois, Michigan, Ohio and Texas, with the number of Shares to be so qualified in each such jurisdiction being as determined by you, and thereafter to maintain such qualification in effect until the Termination Date. The Company will cause a "blue sky" survey advising you as to the jurisdictions in which the Shares have been qualified for offering and sale to be prepared and delivered to you on or before the Effective Date and an amendment to be prepared and delivered on each date that (i) the Shares are qualified in any additional jurisdiction or (ii) the status of the qualification of the Shares in any jurisdiction is altered in any respect. In each jurisdiction where such qualification shall be effected, the Company will file and make such statements or reports at such time as may be required by the laws of such jurisdiction. The Company immediately will notify you, and confirm such advice in writing, of the issuance by the authorities in any such jurisdiction of any stop order or of the initiation or the threatening of any proceeding for that purpose. If any such authority shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

               The filings, notices, applications and other submissions to state securities administrators required in connection with obtaining qualification or exemption of the Shares in each state may be made by an affiliate of the Company or counsel to the Company or by both of them acting together. The "blue sky" surveys may be prepared by an affiliate of the Company or counsel to the Company. If a "blue sky" survey is prepared by counsel to the Company, you understand and acknowledge that counsel to the Company may rely on representations by the affiliate of the Company concerning both the actions taken by such affiliate to obtain qualification or exemption in the states included in the "blue sky" survey and any communications received by such affiliate from state securities administrators and that counsel to the Company will have no liability or responsibility for any actions or omissions of such affiliate of the Company or for any consequences thereof.

               3.1.4. Amendment to Registration Statement, etc. The Company will not, before the Registration Statement becomes effective, file any amendment thereto to which you reasonably shall object after being furnished with a copy thereof. If during the time when a Prospectus is required to be delivered under the Securities Act any event, including, but not limited to, any event relating to or affecting the Company shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements in the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a potential purchaser, the Company will notify you promptly of the occurrence of each such event and prepare and file with the Commission an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company will not file any amendment to the Registration Statement or any supplement to the Prospectus to which you reasonably shall object after being furnished with a copy thereof. The Company will furnish to you such information with respect to themselves as you or your counsel may at any time or from time to time reasonably request. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply at their own expense with all requirements imposed upon them by the Securities Act, the Regulations, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and by the laws of the jurisdictions in which the States shall have been qualified for offering and sale in accordance with the provisions of Section 3.1.3. in order to permit continued sales of the Shares in accordance with the provisions hereof and of the Prospectus.

               3.1.5. Financial and Other Information. During a period of five years from the date hereof, the Company will furnish to the person designated in Section 10 of this Agreement as the recipient of Notices for you (but not withstanding anything to the contrary contained in such section, not necessarily to your counsel or any other persons designated in such section), the following:

               (a) as soon as available, and not later than the date on which the same is filed with the Commission, two copies of each of the Company's annual and interim financial and other report, application, communication or document furnished to the Shareholders or filed with the Commission, including, without limitation, any accountants' reports;

               (b) as soon as available, a copy of any report, application or document which the Company shall file with or submit to any administrative authority under the "blue sky" or securities laws of any state or other jurisdiction;

               (c) as soon as available, two copies of every press release to be issued and every material news item and article in respect of the Company or its affairs to be released by the Company; and

               (d) promptly, such additional documents and information with respect to the Company and its affairs as you at any time or from time to time reasonably may request.

               3.1.6. Supplemental Sales Material. The Company will deliver to you in such reasonable quantities as you may request all supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the offering of the Shares prior to the use or delivery to third parties of such material and will not use or deliver any such material to which you shall object. Prior to the use or delivery to third parties of any such supplemental sales material, the Company, at its expense, will file such materials (i) in any jurisdiction where so required by law in which an application for qualification is pending and (ii) if you so request, with the NASD.

               3.1.7. Earnings Statement. The Company will make generally available to the Shareholders (through compliance with Rule 158 under the Securities Act or otherwise) as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement covering the first complete 12-month fiscal year of the Company commencing after the Effective Date which shall satisfy the provisions of Section 11(a) of the Securities Act.

               3.1.8. Application of Net Proceeds. The Company will apply the proceeds of the sale of the Shares substantially as set forth under the caption "Use of Proceeds" in the Prospectus and will file such reports on Form SR with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Regulations.

               3.1.9.   Solicitation of Purchasers.

               (a) The Company will, and will require its affiliates to, maintain the confidentiality of the list of Shareholders except as provided in the Declaration of Trust, and not to use such list to solicit Shareholders in respect of any other transaction.

               (b) The Company agrees and understands that violation of the provisions of Section 3.1.9(a) of this Agreement will cause you, your subsidiaries and affiliates irreparable harm and injury and that money damages you receive will not compensate you for any breach thereof. Accordingly, the Company agrees that, in addition to monetary damages, you will be entitled to all such equitable relief, including, without limitation, injunctive relief, as a court of equity or proper jurisdiction shall deem appropriate in the circumstances. Such relief shall not be exclusive of any other rights you may have at law or in equity. All of the rights and remedies you have hereunder shall be cumulative and not alternative. The provisions of this Section shall not limit your remedies upon the breach by the Company of any other Section of this Agreement.

               3.1.10. Other Transactions. The Company will not change its investment objectives as stated in the Prospectus, except as permitted by the Declaration of Trust and disclosed in the Prospectus.

               3.1.11. Undertakings. The Company will comply with all provisions of any undertaking contained in the Registration Statement and will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               3.1.12. Filings. The Company shall execute or cause to be executed all such certificates and other documents consistent with the Declaration of Trust and to do or cause to be done all such filing, recording, publishing and other acts as may be appropriate to comply with the requirements of law for the formation and operation of a real estate investment trust in the State of Maryland and the qualification of the Company to do business in each jurisdiction in which the conduct of its business requires such qualification.

               3.1.13. Availability of Documentation. The Company shall make available to you or your authorized representatives ("Authorized
Representatives"), any and all documentation reasonably requested in connection with your due diligence efforts regarding the Company or the offer and sale of shares including, but not limited to, information included in the Registration Statement and the Prospectus.

        3.2.   The Selling Group Manager.  You agree as follows:

               3.2.1. Suitability and Disclosure Requirements. You agree, and you shall use your best commercially reasonable efforts to cause any Selected Dealers to agree, that:

               (a) In recommending to a customer the purchase, sale or exchange of Shares, each of you or they, as the case may be, will comply with all applicable laws and the rules of the NASD.

               (b) Each of you or they, as the case may be, will not execute any transaction for the discretionary accounts maintained by you or them, as the case may be, respectively.

               (c) Each of you or they, as the case may be, will provide the Company with accurate blue sky information for all sales made by you or they, as the case may be, including the state of residence of each beneficial owner of Shares.

               (d) All subscribers must be of a majority age in the jurisdictions in which they subscribe.

               3.2.2. Solicitation of Purchasers. You agree, and you shall require the Selected Dealers to agree, that each of you or they, as the case may be:

               (a) will not give any information or make any representation in connection with the offering of Shares other than those contained in the Prospectus;

               (b) will not distribute any sales or advertising material that has not been approved by the Company and will distribute such materials in accordance with the legends thereon and applicable securities laws;

               (c) will solicit purchasers for Shares only in the states in which and to the extent that you have been advised by Berry, Moorman, King & Hudson, P.C. ("Berry, Moorman"), counsel to the Company, that such solicitation can be made in accordance with applicable securities laws and in which you are qualified to so act;

               (d) will not sell to an investor that is a Qualified Plan, including an IRA or a Keogh Plan (or is using the assets of a Qualified Plan to make the investment) if the Company, the Sponsor, the Advisor or any of their Affiliates (i) has investment discretion with respect to the assets of the Qualified Plan to be invested in the Company, (ii) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (iii) is otherwise a fiduciary with respect to such assets; and

               (e) will deliver a Prospectus and current supplements, if any, to each potential investor.

               3.2.3. Selected Dealers. You agree to notify the Company, in writing, prior to entering into any Selected Dealer Agreement. The Company may reasonably object to the use of such entity as a Selected Dealer, in writing, within five days from the receipt of such notice and must give reasons for such objection. You agree not to include in the offering of the Shares any Selected Dealer to which the Company reasonably objects pursuant to this Section.

               3.2.4. Taxpayer Identification. You acknowledge that the persons signing the Subscription Agreement as office manager/dealer authorized signature have the authority to inform the Company, on behalf of your firm, of the taxpayer identification number of an investor and whether (i) back-up withholding is required under Section 3406 of the Internal Revenue Code of 1986; and (ii) withholding is required because the investor is a foreign corporation or a non-resident alien. You further acknowledge that the company is permitted to rely on such information upon the execution of the Subscription Agreement by such persons. You will require in your Selected Dealer Agreements that your Selected Dealers make the same acknowledgements to the Company.

        4.     Payment of Expenses.

               4.1. Expenses of the Company and the Advisor. The Company will pay all costs and expenses incident to the performance of the obligations of the Company and of the Advisor under this Agreement (the "Organization and Offering Expenses"), including all costs and expenses incident to (i) the preparation, printing, filing and delivery of the Registration Statement and the Prospectus, including the cost of all copies thereof and of any preliminary prospectus and of the Prospectus and any amendment thereof or supplement thereto, including such quantities of each such document as you reasonably may request, (ii) the preparation of this Agreement, the Declaration of Trust, the Advisory Agreement, the Escrow Agreement and all amendments or supplements thereto, other solicitation material and related documents and the filing or recording of such certificates or other documents necessary to comply with the laws of the State of Maryland and other jurisdictions in which the Company may own properties or conduct business to the extent applicable thereto, (iii) the delivery of the Shares, including payment of any applicable transfer tax, (iv) any escrow arrangement in connection with the offering and sale of the Shares, including any compensation and reimbursement to the Escrow Agent, (v) the qualification of the Shares under, and continued compliance with "Blue Sky" or securities laws of the jurisdictions designated in Section 3.1.3, including filing fees and the fees and disbursements of counsel incurred in connection therewith and the cost of printing of the "blue sky" survey and supplements thereto referred to in Section 3.1.3, (vi) the filing fees payable to the Commission and to the NASD, (vii) printing and distribution expenses, and (viii) the fees of counsel and accountants for the Company.

               4.2. Expenses of Selling Group Manager. You and the Selected Dealers will pay all costs and expenses incurred by any of you in connection with the offering of Shares and, except with respect to the amounts payable pursuant to Section 2.7, shall not be entitled to reimbursement therefor by the Company or the Advisor. In the event the Minimum Offering is not achieved, neither you nor any Selected Dealer shall receive any Selling Commissions or SGM Shares or other compensation or expense reimbursement in connection with this offering.

        5. Conditions of Your Obligations. Your obligations hereunder and the right of the Company to the receipt of subscription funds at any closing hereunder shall be subject to the continued accuracy throughout the Offering period of the representations, warranties and agreements of the Company of their obligations hereunder and to the following terms and conditions:

               5.1. Effective Registration Statement. The Registration Statement shall have been declared effective not later than 5:30 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you and, at any time during the term of this Agreement, no stop order shall have been issued or proceeding therefor initiated or threatened by the Commission or by the authorities in any jurisdiction in which the Shares shall have been qualified for offering and sale in accordance with the provisions of Section 3.1.3, unless such order or proceedings have been withdrawn or terminated by the Commission or such authorities.

               5.2. Opinion of Counsel for the Company. At the Initial Closing Date, you shall receive the opinion of Berry, Moorman, counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

               (a) The Company has been duly formed and is validly existing as a Maryland real estate investment trust pursuant to its Declaration of Trust under the laws of the State of Maryland and has the power to conduct its business as described in the Prospectus.

               (b) The Company has authorized the Shares for issuance to the public pursuant to the Prospectus and such Shares, when issued pursuant to the Registration Statement and the Declaration of Trust against full payment therefor, as provided in this Agreement, will, under the laws of the State of Maryland, be duly and validly issued, fully paid and nonassessable by the Company.

               (c) No approval, authorization or other action by or filing with, any governmental authority, is required in connection with the execution or delivery by the Company of this Agreement, or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or state securities laws.

               (d) The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite Company action, and this Agreement has been duly executed and delivered by the Company.

               (e) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (i) subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (whether considered in a proceeding in equity or at law), and (ii) except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

               (f) The Registration Statement and the Prospectus and any further amendment or supplement thereto made by the Company prior to the Initial Closing Date comply as to form in all material respects with the requirements of the Securities Act and the Regulations promulgated thereunder (except that no opinion need be expressed as to any financial statement, schedules or other financials or statistical data included) and such counsel has no reason to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

               (g) The Registration Statement has been filed on Form S-11, which is in the proper form for registration of the Company's Shares in the offering described in the Registration Statement.

               (h) As to such other matters incident to the transactions contemplated hereby as you may reasonably request.

        In rendering the opinions set forth above, Berry, Moorman may rely (a) as to matters of fact upon certificates furnished to them by the Company or the Advisor and (b) as to all matters of law other than Federal and Michigan law upon the opinion of local counsel. Such opinions may expressly state that any agreement covered by such opinion is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms
(i) subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (whether considered in a proceeding in equity or at law), and (ii) except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

               5.3. Opinion of Tax Counsel. At the Initial Closing Date, you shall receive the opinion of Berry, Moorman in the Registration Statement, and to the further effect that the information in the Prospectus under the captions "Risk Factors Tax Risks" and "Income Tax Consequences" to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct.

               5.4. Opinion of Counsel for Selling Group Manager. At the Initial Closing Date, you shall receive the favorable opinion of such counsel as you shall designate, if any, with respect to the Shares, the Registration Statement, the Prospectus and such other related matters as you may reasonably require.

               5.5. Certificates of Company. At each Closing Date with respect to which you or a Selected Dealer (who sold Shares involved in that Closing) requests, you shall receive certificates signed on behalf of the Company to the effect that (i) at all times from the Effective Date to that Closing Date, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as though expressly made at such Closing Date; and (iii) the Company has performed all covenants or conditions on their or its part to be performed or satisfied at or prior to the Effective Date and such Closing Date.

               5.6. Satisfactory Proceeding. All proceedings taken in connection with the sale of the Shares herein contemplated shall be satisfactory in form and substance to you and your counsel.

               5.7. No Stop Order. You shall receive notification upon the receipt of any stop order suspending the sale of Shares in any jurisdiction. At the Initial Closing Date and at each Additional Closing Date, you shall receive such evidence as you reasonably shall request to evidence that no order suspending the sale of the Shares in any jurisdiction designated in
Section 3.1.3 shall have been issued and no proceeding for that purpose shall have been instituted or contemplated.

               5.8. Additional Information. At the Initial Closing Date, such counsel as you shall designate, if any, shall have been furnished with such additional information, opinions, certificates and documents as they reasonably may require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained and all actions taken by the Company in connection with satisfactory in form and substance to you.

        6.     Indemnification and Contribution.

               6.1. Indemnification by the Company. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless, you, each Selected Dealer and each person, if any, who controls you and each Selected Dealer within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any preliminary prospectus, the Registration Statement or the Prospectus (including, without limitation, any untrue statement or alleged untrue statement subsequently cured by an amendment to the Registration Statement or supplement to the Prospectus), (ii) in any application or other document (in this Section 6 collectively called "application") filed in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange, (iii) in any supplemental sales material (whether designated for broker-dealer use or otherwise; however, if broker-dealer use only material is distributed to investors by you or a Selected Dealer, you and the Selected Dealers shall not be entitled to indemnification hereunder) approved by the Company for use by you or (iv) in any additional written or oral information provided to prospective purchasers of Shares by an authorized representative of the Company other than you or a Selected Dealer or (b) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (including, without limitation, any omission or alleged omission subsequently cured by an amendment to the Registration Statement or supplement to the Prospectus), except insofar as such untrue statement or omission was made in reliance upon and in conformity with information furnished by you or a Selected Dealer expressly for use in the Registration Statement or the Prospectus and any other information relating to you, a Selected Dealer or your programs for the inclusion in any future amendment to the Registration Statement or supplement to the Prospectus; provided, however, that the foregoing indemnity in subclause (ii) above shall not extend to any losses, claims, damages or liabilities incurred as a result of (x) you or a Selected Dealer selling Shares in jurisdictions other than those set forth in Section 3.1.3 hereof or
(y) you or a Selected Dealer selling more Shares than were registered in any jurisdiction pursuant to your request under said Section 3.1.3.

               6.2. Indemnification by Selling Group Manager. You agree to indemnify and hold harmless the Company, its officers and Trustees, and the Advisor and its officers and directors, and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to you but only with respect to the statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by you or a Selected Dealer specifically or inclusion in the Registration Statement or the Prospectus and any other information relating to you or a Selected Dealer or your programs for the offering and sale of the Shares furnished by you or a Selected Dealer expressly for inclusion in any future amendment to the Registration Statement or supplement to the Prospectus.

               6.3. Notices of Claims; Employment of Counsel. Any party which proposes to assert the right to be indemnified under this Section 6 promptly shall notify in writing each party against which a claim is to be made under this Section 6 of the institution of such action but the omission so to notify such indemnifying party of any action shall not relieve it from any liability it may have to any indemnified party otherwise than under this Section 6. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them which are different from or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

               6.4. Contribution. If the indemnification provided for in
Section 6.1 or 6.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and you shall contribute to the amount paid or payable as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion so that you shall be responsible for the portion represented by the percentage that the commissions and other compensation paid to you and the Selected Dealers pursuant to Section 2.7 hereof, bears to the aggregate public offering price of the Shares as set forth on the cover page of the Prospectus, and the Company, on the other had, shall be responsible for the remaining portion (subject to the last sentence of this Section 6.4). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Advisor and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Advisor on the one hand and you and the Selected Dealers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Advisor on the one hand and you and the Selected Dealers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total selling commissions and other compensation received by you and the Selected Dealers, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information with respect to you and the Selected Dealers furnished in writing specifically for inclusion in the Registration Statement or the Prospectus on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Advisor and you agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.4. The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. Notwithstanding any other provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this
Section 6.4 shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        7. Representations and Agreements to Survive. Except as the context otherwise requires, all indemnity agreements set forth in Section 6, all representations, warranties, covenants and other agreement of the Company, the Advisor and you contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by a controlling person, or by or on behalf of the Company or the Advisor, and shall survive any termination or cancellation of this Agreement and shall survive the delivery of and payment for the Shares,and any successor of yours or of the Company or the Advisor, as the case may be, shall be entitled to the benefit of the respective indemnity agreements.

        8.     Effective Date and Termination of Agreement.

               8.1. Effective Date. This Agreement shall become effective on the Effective Date, unless prior thereto you or the Company have elected to prevent this Agreement form becoming effective without liability of any party to any other party except as provided in Section 8.3, by giving written notice of such election to the other parties hereto before the time this Agreement otherwise would become effective.

               8.2. Termination of Agreement. You shall have the right to terminate this Agreement at any time prior to the Initial Closing Date or any Additional Closing Date (i) if any representation or warranty hereunder shall be found to have been incorrect or misleading when made or the Company or the Advisor shall fail, refuse or be unable to perform any of their agreement hereunder or to fulfill any condition of your obligations hereunder, (ii) if there shall have been a material adverse change in the condition (financial or otherwise) or prospects of the Company or any of its affiliates (including the Advisor) or if the Company has sustained a material or substantial loss by fire, flood, accident, earthquake or other calamity or malicious act which, whether or not said loss shall have been insured, will in your opinion make it inadvisable to proceed with the offering and sale of the Shares, (iii) if trading on the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading generally shall have been fixed or maximum ranges for prices for all securities that shall have been required on either such exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) if the United States shall have become involved in a war or majority hostilities,
(v) if a banking moratorium has been declared by a state or Federal authority,
(vi) if there shall have been such change in the condition of securities markets generally as in your judgment would make it inadvisable to proceed with the offering and sale of the Shares or (vii) there shall have been Federal legislation, a change in Internal Revenue Services rulings or a proposed change in Treasury Regulations or relevant court decisions which in your reasonable judgment have a material adverse effect on the tax consequences to Shareholders as set forth in the Registration Statement.

               In addition, you shall have the right, upon thirty days advance written notice, to terminate this Agreement after the earlier of: (i) the sale of the Minimum Offering, or (ii) one year after the Effective Date. In addition, the Company shall have the right to terminate this Agreement at any time. This Agreement will also terminate upon the Termination Date of the Offering as provided in Section 2.2.

               8.3. Result of Termination. If for any reason this Agreement shall not become effective or the Offering hereunder is terminated before the Minimum Offering is achieved, the Company and the Advisor shall nevertheless meet the obligations assumed pursuant to Section 4, but shall have no additional liability to you except for the obligations of the Company with respect to indemnification and

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



contribution as provided in Section 6, and you shall have no liability to the Company or the Advisor except for your obligations with respect to indemnification and contribution as provided in Section 6.

        9. Entire Agreement. This Agreement embodies the entire Agreement among the Company, the Advisor and you with respect to the matters covered hereby. There are no promises, agreements, terms, conditions or obligations relating to such matters other than those contained in this Agreement. This Agreement cannot be changed or terminated orally.

        10. Method of Notice. Except as this Agreement otherwise provides, whenever notice is required by this Agreement, it shall be made in writing or by telegram if promptly confirmed in writing and shall be sufficient in all respects if delivered or sent by certified or registered mail to the address set forth in the beginning of this Agreement or at such other addresses as the party addressed may have designated to the other.

        11. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company, the Advisor and the other persons referred to in Section 6 hereof who are entitled to indemnification hereunder, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

        12. Limited Recourse. You agree that you shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder, Trustee, officer or agent of the Company have any personal liability for the obligations of the Company under this Agreement.

        13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                     UNITED MORTGAGE TRUST



                                By:  ___________________________________
                                     Christine A. Griffin, Administrator



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


Confirmed and accepted with respect to
Sections 2.4, 2.8, 4.1, 4.2, 6.2, 6.3,
6.4, 7., 8.2, 8.3 and 9.

MORTGAGE TRUST ADVISORS, INC.



By:  __________________________________
     Todd Etter, President


Confirmed and accepted as of the date first above written.

FIRST FINANCIAL UNITED INVESTMENT, INC.



By: ___________________________________
    As Karan Bhagat, General and Compliance Manager

And By: H & H Services, Inc., General Partner



By: ___________________________________
    Dan Hill, President



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